As filed with the Securities and Exchange Commission on April 11, 2011
Registration No. 333-172190

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Amendment No. 1
to
Form S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
SUPERCONDUCTOR TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Delaware	77-0158076
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
460 Ward Drive
Santa Barbara, CA 93111-2310
(805) 690-4500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Copies of communications sent to:
Jeffrey A. Quiram
President and Chief Executive Officer	Ben D. Orlanski, Esq.
Superconductor Technologies Inc.	Matthew S. O’Loughlin, Esq.
460 Ward Drive	Manatt, Phelps & Phillips, LLP
Santa Barbara, CA 93111-2310	11355 West Olympic Boulevard
(805) 690-4500	Los Angeles, CA 90064
(Name, address, including zip code, and telephone number,	(310) 312-4000
including area code, of agent for service)	(310) 312-4224 Facsimile

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement of the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is, a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
	Amount	offering price	aggregate	Amount of
Title of Securities to be Registered	to be registered (1)	per unit(2)	offering price(2)	registration fee
Common Stock, par value $0.001 per share	—	—	—	—
Preferred Stock, par value $0.001 per share	—	—	—	—
Warrants	—	—	—	—
Total	—	—	$80,000,000	$9,288(3)(4)(5)

(1)	We are registering an indeterminate number of shares of common stock and preferred stock and an indeterminate amount of warrants to purchase common stock or preferred stock, each of which may be offered from time to time at prices to be determined at the time of any such offering. The aggregate offering price of these securities will not exceed $80,000,000. Any securities registered hereunder may be sold separately from, or together in the same offering with, other securities registered hereunder. The securities registered also include such indeterminate amounts and numbers of shares of common stock and preferred stock that may be issued upon the exercise of warrants registered hereunder or, in the case of the common stock, upon the conversion of or in exchange for, or pursuant to the antidilution provisions of, shares of preferred stock registered hereunder.

(2)	The proposed maximum aggregate offering price per class of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security in reliance on Rule 457(o) under the Securities Act of 1933 and General Instruction II.D of Form S-3 under the Securities Act of 1933.

(3)	Estimated solely for purposes of determining the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

(4)	Pursuant to Rule 415(a)(6) and Rule 457(p) under the Securities Act of 1933, the Registrant hereby offsets the total registration fee due under this registration statement by the amount of the filing fee associated with the unsold securities from the Registrant’s registration statement on Form S-3, filed with the Commission on December 17, 2007 (File No. 333-148115), registering securities for a maximum aggregate offering price of $80,000,000 (the “Prior Registration Statement”). Of that amount, the Registrant sold common stock with an aggregate offering price of $30,591,365, leaving a balance of unsold securities with an aggregate offering price of $49,408,635. The associated filing fee of $1,516 for such unsold securities, calculated under Rule 457(o), is hereby used to offset the current registration fee due. Accordingly, the full amount of the $9,288 registration fee currently due for this registration statement has been partially paid by offset against the balance of the fee paid for the Prior Registration Statement and the Registrant is paying $7,772 in filing fees for this registration statement. Pursuant to Rule 415(a)(6), the offering of the unsold securities registered under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

(5)	The registration fee was paid on February 9, 2011.

          The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 11, 2011
PROSPECTUS
$80,000,000
Common Stock
Preferred Stock
Warrants
          We may offer, from time to time, separately or together in any combination, common stock, preferred stock or warrants having an aggregate offering price of up to $80,000,000.
          We may offer the securities in one or more series, in amounts, at prices and on terms determined at the time of offering. We will provide the specific terms of any securities we actually offer for sale in supplements to this prospectus.
          We may sell these securities directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with our agents, from time to time, to reject in whole or in part any proposed purchase of securities to be made directly or through agents. If our agents or any dealers or underwriters are involved in the sale of securities, the applicable prospectus supplement will set forth the names of the agents, dealers or underwriters and any applicable commissions or discounts.
          You should read carefully this prospectus, each prospectus supplement and the documents incorporated by reference into this prospectus and any prospectus supplement before you invest in any of our securities. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.
          Our common stock is traded on the NASDAQ Capital Market under the symbol “SCON.” On April 8, 2011, the closing sale price of our common stock on the NASDAQ Capital Market was $3.27 per share.
          Investing in our Securities involves risks. You should carefully consider the risk factors included under the heading “Risk Factors” in the applicable prospectus supplement and under that heading or similar headings in the other documents incorporated by reference in this prospectus or any prospectus supplement before making a decision to purchase our securities.
          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities described in this prospectus or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is                     , 2011.

ABOUT THIS PROSPECTUS
          This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under the shelf registration process, using this prospectus, together with a prospectus supplement, we may sell, from time to time, in one or more offerings, any combination of the securities described in this prospectus in a dollar amount that does not exceed $80,000,000 in the aggregate. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, a prospectus supplement will be provided that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. To the extent that any statement we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement.
          You should read this prospectus, the applicable prospectus supplement and the information incorporated by reference in this prospectus or any prospectus supplement before making an investment in our securities. See “Documents Incorporated by Reference” and “Where You Can Find More Information” for more information. You should rely only on the information contained in or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized anyone to provide you with different information. This document may be used only in jurisdictions where offers and sales of these securities are permitted. You should not assume that information contained in this prospectus, in any supplement to this prospectus, or in any document incorporated by reference is accurate as of any date other than the date on the front page of the document that contains the information, regardless of when this prospectus or a prospectus supplement is delivered or when any sale of our securities occurs.

i

SUMMARY
Our Company
           We are a leading company in developing and commercializing high temperature superconductor (HTS) materials and related technologies. Superconductivity is the unique ability to conduct various signals or energy (e.g., electrical current or radio frequency (RF) signals) with little or no resistance when cooled to “critical” temperatures. HTS materials are a family of elements that demonstrate superconducting properties at temperatures significantly warmer than previous superconducting materials. Electric currents that flow through conventional conductors encounter resistance that requires power to overcome and generates heat. HTS materials can substantially improve the performance characteristics of electrical systems, reducing power loss, lowering heat generation and decreasing electrical noise. Circuits designed to remove interference inherent in some RF signals can also be made from HTS materials. Commercial use of HTS materials requires a number of cutting edge technologies, including development of HTS materials, specialized manufacturing expertise to create uniform thin layers of these materials, expert designs of circuits optimized for HTS materials, and technologies to maintain an extremely low temperature environment for HTS applications (although the critical temperatures for HTS are “high” compared with traditional superconductors, they are still extremely cold by other standards).
Strategic Initiatives
           In addition to our ongoing design, manufacture, and sale of high performance infrastructure products for wireless voice and data applications described below, we have created several unique capabilities and an HTS manufacturing system that we are seeking to strategically deploy. The capabilities relate to a new wire platform, RF filters and cryocoolers:
•	Wire Platform. Following a review of our technical capabilities and core competencies, we determined that extending our HTS materials production into a new wire platform for power applications offers an attractive strategic business opportunity. Our second generation (2G) HTS wire product development is focused on large markets where the advantages of HTS wire are recognized by the industry. Our initial product roadmap targets three important applications:
o	Superconducting High Power Transmission Cables: HTS advanced power transmission cable transmits five to twenty times the electrical power of traditional copper or aluminum cables with much improved efficiency.

o	Superconducting Fault Current Limiters (SFCL): SFCLs act like powerful surge protectors, preventing harmful faults from taking down costly substation equipment. SFCLs enable the energy efficient connections of distributed power sources to the grid, fast reliable grid protection, and utilize smart grid design criteria.

o	Superconducting Wind Turbine Generators: Superconducting wind turbines allow utilities to add more “power per tower” by significantly reducing turbine size and weight and improving power generation efficiency.
While substantial technical challenges and business challenges remain before we have a commercially successful product introduction, we recently announced that we successfully produced 2G HTS wire samples that meet requirements specified by customers for HTS AC power cable, SFCLs and HTS wind turbine applications. We also announced high-magnetic-field test results for our 2G HTS wire. In an ongoing collaborative research and development agreement with Los Alamos National Laboratory (LANL), we and LANL produced a 2G HTS wire sample that demonstrates exceptional in-field critical current values. This current-carrying capability in high magnetic field demonstrates the effectiveness of our HTS fabrication process at producing 2G HTS wire for demanding applications such as superconducting fault current limiters and high-power wind turbine generators.
•	RF Filters. Conventional RF filters are fabricated primarily from aluminum blocks with hollow cavities, resonators, and tuning elements incorporated to make a frequency specific filter. Our filter structures resemble a circuit on a semiconductor using a circuit that is etched into HTS materials that are deposited on a wafer. Our unique and innovative circuits allow us to utilize the characteristics of the HTS materials for this application. We have also developed unique tuning methods that allow us to produce a frequency specific filter.
•	Cryocoolers. HTS circuits need to be cooled to the critical temperature that enables the superconducting properties of the materials to be utilized. To meet this need, we developed a unique cryocooler that can efficiently and reliably cool the circuit to the critical temperature (77 degrees Kelvin). As a result, our wireless products are maintenance free and reliable enough to be deployed for many years.
Our HTS Manufacturing System
           We consider our manufacturing systems to be significant to our business plan and competitive positioning, including on our wire platform initiative. We have developed a proprietary Reactive Co-Evaporation and Cyclical Deposition Reaction (RCE), deposition technique that allows us to precisely control growth rates, the relative proportions of metals and the chamber temperature. The process further allows us to precisely control and make the refinements necessary for a high-yield, high-output manufacturing. After extensive evaluation of a number of HTS compounds that include one or more of these HTS elements we chose yttrium barium copper oxide (YBCO) as the compound with the best properties for the applications we were pursuing. Utilizing this tightly controlled process and revolutionary RCE deposition method we increased production yield of our YBCO wafers to over 95%. In addition, because we can control the factors that determine the structure of the HTS crystal being grown, we are able to make innovative changes to the crystal to optimize its performance for the RF filtering application.
Our Proprietary Technology
           We are focused on research and development to maintain our technological edge. As of December 31, 2010, we had 23 employees in our research and development division; 7 of our employees have Ph.D.’s, and 7 others hold advanced degrees in physics, materials science, electrical engineering and other fields. Our development efforts over the last 23 years have yielded an extensive patent portfolio as well as critical trade secrets, unpatented technology and proprietary knowledge. We enter into confidentiality and non-disclosure agreements with our employees, suppliers and consultants to protect our proprietary information. As of December 31, 2010, we held 61 U.S. patents in addition to 23 issued foreign patents, 17 U.S. patent applications pending and 64 foreign applications patents pending.

We are currently focusing our efforts on applications in areas such as:
•	Wireless Networks. Our current commercial products help maximize the performance of wireless telecommunications networks by improving the quality of uplink signals from mobile wireless devices. Our products increase capacity utilization, lower dropped and blocked calls, extend coverage, and enable higher wireless data throughput — all while reducing capital and operating costs. We are leveraging our unique filtering technology to pursue wireless business on multiple fronts: capturing wireless business with tier one U.S. wireless carriers for the LTE network build out, and developing our advanced reconfigurable filtering technology, which has the potential to drastically reduce the size and cost of mobile devices.

•	Superconducting Power Applications. As discussed above, we are adapting our unique HTS materials deposition techniques to deliver energy efficient, cost-effective and high performance 2G HTS wire technology for next generation power applications. We have identified several large initial target markets for our 2G HTS wire including energy (wind turbines, smart grid) and industrial (motors, generators) applications. To accelerate development and manufacturing processes for our 2G HTS wire, we are partnering with HTS industry leaders such as the United States National Labs and the U.S. Department of Energy. In August 2009, we renewed our two year Cooperative Research and Development Agreement with LANL. These technological interchanges will help us meet the technical challenges and performance metrics for both high performance and cost effective 2G HTS wire.
Our development efforts (including those described above under Strategic Initiatives) can take a significant number of years to commercialize, and we must overcome significant technical barriers and deal with other significant risks. See “Risk Factors.”
Our Wireless Business
Our current revenue comes from the design, manufacture, and sale of high performance infrastructure products for wireless voice and data applications. We have three current product lines, all of which relate to wireless base stations:
•	SuperLink®, a highly compact and reliable receiver front-end HTS wireless filter system to eliminate out-of-band interference for wireless base stations, combining filters with a proprietary cryogenic cooler and a cooled low-noise amplifier.

•	AmpLink®, a ground-mounted unit for wireless base stations that includes a high-performance amplifier and up to six dual duplexers.

•	SuperPlex, a high-performance multiplexer that provides extremely low insertion loss and excellent cross-band isolation designed to eliminate the need for additional base station antennas and reduce infrastructure costs.
We sell most of our current commercial products to a small number of wireless carriers in the United States, including Alltel, AT&T, Sprint Nextel, T-Mobile and Verizon Wireless. We are seeking to expand our customer base by selling directly to other wireless network operators and manufacturers of base station equipment, including internationally. Demand for wireless communications equipment fluctuates dramatically and unpredictably. The wireless communications infrastructure equipment market is extremely competitive and is characterized by rapid technological change, new product development, product obsolescence, evolving industry standards and price erosion over the life of a product. We face constant pressures to reduce prices. Consequently, we expect the average selling prices of our products will continue decreasing over time. We expect these trends to continue and may cause significant fluctuations in our quarterly and annual revenues. Our commercial operations are subject to a number of significant risks. See “Risk Factors.”

Corporate Information
          Our facilities and executive offices are located at 460 Ward Drive, Santa Barbara, California 93111, and our telephone number is (805) 690-4500. We were incorporated in Delaware on May 11, 1987. Additional information about us is available on our website at www.suptech.com. The information contained on or that may be obtained from our website is not, and shall not be deemed to be, a part of this prospectus. Our common stock is currently traded on the NASDAQ Capital Market under the symbol “SCON.”
The Securities We May Offer
          With this prospectus, we may offer common stock, preferred stock and warrants, separately or together in any combination of the foregoing. The aggregate initial offering price of all securities we sell in the primary offerings under this prospectus will not exceed $80,000,000. Each time we offer securities with this prospectus, we will provide offerees with a prospectus supplement that will contain the specific terms of the securities being offered. The following is a summary of the securities we may offer with this prospectus.
          We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We, as well as any agents acting on our behalf, reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.
Common Stock
          We may offer shares of our common stock, par value $0.001 per share, either alone or underlying other registered securities convertible into or exchangeable for our common stock. Holders of our common stock are entitled to such dividends as our board of directors may declare from time to time out of legally available funds, subject to the preferential rights of the holders of any shares of our preferred stock that are outstanding or that we may issue in the future. Currently, we do not pay any dividends. Each holder of our common stock is entitled to one vote per share. Holders of our common stock have no preemptive rights. In this prospectus, we provide a general description of, among other things, our dividend policy and the transfer and voting restrictions that apply to holders of our common stock.
Preferred Stock
          We may issue shares of preferred stock in one or more classes or series. Our board of directors or a committee designated by our board of directors will determine the dividend, voting and conversion rights and other provisions at the time of sale. The particular terms of each class or series of preferred stock, including redemption privileges, liquidation preferences, voting rights, dividend rights and/or conversion rights, will be more fully described in the applicable prospectus supplement relating to the preferred stock offered thereby.
Warrants
          We may offer warrants for the purchase of shares of preferred or common stock. We may issue the warrants by themselves or together with preferred stock or common stock and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. Our board of directors or a committee designated by our board of directors will determine the terms of the warrants at the time of sale. This prospectus contains only general terms and provisions of the warrants. The applicable prospectus supplement will describe the particular terms of the warrants being offered thereby.

RISK FACTORS
          We have included discussions of cautionary factors describing risks relating to our business and an investment in our securities in our Annual Report on Form 10-K for the year ended December 31, 2010, which is incorporated by reference into this prospectus. See “Where You Can Find More Information” for an explanation of how to get a copy of this report. Additional risks related to our securities may also be described in a prospectus supplement. Before purchasing our securities, you should carefully consider the risk factors we describe in any prospectus supplement or in any report incorporated by reference into this prospectus or such prospectus supplement, including our Annual Report on Form 10-K for the year ended December 31, 2010 or any Annual Report on Form 10-K or Quarterly Report on Form 10-Q that is incorporated by reference into this prospectus or such prospectus supplement after the date of this prospectus. Although we discuss key risks in those risk factor descriptions, additional risks not currently known to us or that we currently deem immaterial also may impair our business. Our subsequent filings with the SEC may contain amended and updated discussions of significant risks. We cannot predict future risks or estimate the extent to which they may affect our financial performance.
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
          This prospectus contains, and may incorporate by reference, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or Exchange Act. You can find many (but not all) of these statements by looking for words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “would,” “should,” “could,” “may,” “will” or other similar expressions in this prospectus or the documents incorporated by reference. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:
•	limited cash and a history of losses;

•	the current worldwide recession;

•	our need to raise additional capital for our business;

•	limited number of potential customers;

•	rapidly advancing technology in our target markets;

•	our need to overcome additional technical challenges necessary to develop and commercialize HTS wire;

•	the impact of competitive products, technologies and pricing;

•	limited number of suppliers for some of our components;

•	no significant backlog from quarter to quarter;

•	fluctuations in sales, product demand from quarter to quarter can be significant;

•	our proprietary rights, while important to our business, are difficult and costly to protect;

•	manufacturing capacity constraints and difficulties; and

•	cost and uncertainty from compliance with environmental regulations.

          We claim the protection of the safe harbor contained in the Private Securities Litigation Reform Act of 1995. We caution investors that any forward-looking statements presented in this prospectus or any prospectus supplement or the documents incorporated by reference herein or therein, or those that we may make orally or in writing from time to time, are based upon management’s beliefs and assumptions and are made based on information available to us as of the time made. We undertake no obligation to publicly update or revise any forward-looking statements included or incorporated by reference in this prospectus or any prospectus supplement or to update the reasons why actual results could differ from those contained in such statements, whether as a result of new information, future events or otherwise, except to the extent required by federal securities laws. Forward-looking statements may be contained in this prospectus or any prospectus supplement (and the documents incorporated by reference herein or therein) under “Risk Factors,” or may be contained in our Annual Report on Form 10-K or in our Quarterly Reports on Form 10-Q under headings such as “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” and “Business,” or in our Current Reports on Form 8-K, among other places. Any investor in us should consider all risks and uncertainties disclosed in our filings with the SEC described below under the heading “Where You Can Find More Information,” all of which are accessible on the SEC’s website at www.sec.gov.
USE OF PROCEEDS
          Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the net proceeds from the sale of the securities under this prospectus will be used for general corporate purposes. General corporate purposes may include repayment of debt, capital expenditures, and any other purposes that we may specify in any prospectus supplement. In addition, we may use a portion of any net proceeds to acquire complementary products, technologies or businesses. We will have significant discretion in the use of any net proceeds. Investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities. We may invest the net proceeds temporarily until we use them for their stated purpose.
DESCRIPTION OF CAPITAL STOCK
          The following description of our common stock and preferred stock, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the common stock and the preferred stock that we may offer pursuant to this prospectus. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the particular terms of any class or series of these securities in more detail in the applicable prospectus supplement. For the complete terms of our common stock and preferred stock, please refer to our restated certificate of incorporation, as amended, or our certificate of incorporation, and our amended and restated bylaws, as amended, or our bylaws, which are exhibits to the registration statement of which this prospectus is a part. The terms of these securities may also be affected by the General Corporation Law of the State of Delaware. The summary below and that contained in any prospectus supplement is qualified in its entirety by reference to our certificate of incorporation and our bylaws, as either may be amended from time to time after the date of this prospectus, but before the date of any such prospectus supplement.
Authorized Capitalization
          We have 252,000,000 shares of capital stock authorized under our certificate of incorporation, consisting of 250,000,000 shares of common stock and 2,000,000 shares of preferred stock, of which 706,829 have been designated as Series A Convertible Preferred Stock, par value $0.001 per share, or Series A Preferred Stock. As of March 31, 2011, we had 33,023,687 shares of common stock outstanding and 611,523 shares of our Series A Preferred Stock outstanding. Our authorized shares of common stock and preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. If the approval of our stockholders is not so required, our board of directors may determine not to seek stockholder approval.
Common Stock
          Holders of our common stock are entitled to such dividends as may be declared by our board of directors out of funds legally available for such purpose, subject to any preferential dividend rights of any then outstanding preferred stock. The shares of common stock are neither redeemable nor convertible. Holders of common stock have no preemptive or subscription rights to purchase any of our securities.
          Each holder of our common stock is entitled to one vote for each such share outstanding in the holder’s name. No holder of common stock is entitled to cumulate votes in voting for directors.
          In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive pro rata our assets that are legally available for distribution, after payments of all debts and other liabilities and subject to the prior rights of any holders of preferred stock then outstanding. All of the outstanding shares of our common stock are, and the shares of common stock issued upon the conversion of any securities convertible into our common stock will be, fully paid and non-assessable. The shares of common stock offered by this prospectus or upon the conversion of any preferred stock or debt securities or exercise of any warrants offered pursuant to this prospectus, when issued and paid for, will also be, fully paid and non-assessable.
          Our common stock is listed on the NASDAQ Capital Market under the symbol “SCON.” Registrar & Transfer Company is the transfer agent and registrar for our common stock. Its address is 10 Commerce Drive, Cranford, NJ 07016, and its telephone number is (800) 866-1340.
Preferred Stock
          Our certificate of incorporation permits us to issue up to 2,000,000 shares of preferred stock in one or more series and with rights and preferences that may be fixed or designated by our board of directors without any further action by our stockholders. We currently have 706,829 shares of our Series A Preferred Stock designated, and as of March 31, 2011, we had 611,523 shares of our Series A Preferred Stock outstanding.
          Subject to the limitations prescribed in our certificate of incorporation and under Delaware law, our certificate of incorporation authorizes the board of directors, from time to time by resolution and without further stockholder action, to provide for the issuance of shares of preferred stock, in one or more series, and to fix the designation, powers, preferences and other rights of the shares and to fix the qualifications, limitations and restrictions thereof. Although our board of directors has no present intention to issue any additional preferred stock, the issuance of preferred stock could adversely affect the rights of holders of our common stock, including with respect to voting, dividends and liquidation, by issuing shares of preferred stock with certain voting, conversion and/or redemption rights. Such issuance of preferred stock may have the effect of delaying, deferring or preventing a change of control.
          Preferred stock could thus be issued quickly with terms calculated to delay or prevent a change in control of our company or to make removal of management more difficult. Additionally, the issuance of preferred stock may decrease the market price of our common stock. The number of authorized shares of preferred stock may be increased or decreased, but not decreased below the number of shares then outstanding, by the affirmative vote of the holders of a majority of our common stock without a vote of the holders of preferred stock, or any series of preferred stock, unless a vote of any such holder is required pursuant to the terms of such series of preferred stock.
          The following description sets forth certain general terms and provisions of the preferred stock we may issue. If we offer convertible preferred stock, such stock will be convertible into shares of our common stock. With respect to any convertible preferred stock or preferred stock (each referred to herein as preferred stock) we may choose to offer, the specific designations and rights will be described in the prospectus supplement relating to the preferred stock offered, including the following terms. Each time that we issue a new series of preferred stock, we will file with the SEC a definitive certificate of designations that will state the designation, powers, preferences, rights and qualifications, limitations and restrictions of that series of preferred stock. In addition, the prospectus supplement relating to that new series of preferred stock will specify the particular amount, price and other terms of that new series. These terms will include:
•	the designation of the series, which may be by distinguishing number, letter or title;

•	the number of shares of the series, which number the board of directors may thereafter (except where otherwise provided in the preferred stock designation) increase or decrease (but not below the number of shares thereof then outstanding);

•	the price at which the preferred stock will be issued;

•	the dividend rate, the dates on which the dividends will be payable, if any, whether dividends shall be cumulative or noncumulative and other terms relating to the payment of dividends on the preferred stock;

•	the redemption rights and price or prices, if any, for shares of the series;

•	whether the preferred stock is redeemable or subject to a sinking fund, and the terms and amount of such sinking fund provided for the purchase or redemption of shares of the series;

•	the amounts payable on shares of the series, and the special or relative rights of such shares, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of our company;

•	whether the shares of the series shall be convertible into shares of any other class or series, or any other security, of our company or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates as of which such shares shall be convertible and all other terms and conditions upon which such conversion may be made;

•	any listing of the preferred stock on any securities exchange;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation and dissolution or winding up;

•	restrictions on the issuance of shares of the same series or of any other class or series;

•	the voting rights, if any, of the holders of shares of the series, provided that no share of preferred stock of any series will be entitled to more than one vote per share of preferred stock; and

•	any additional rights, preferences, qualifications, limitations and restrictions of the preferred stock.
          Any prospectus supplement filed in connection with an offering of preferred stock will describe all material terms of such series of preferred stock and all material terms of any common stock, if any, issuable upon conversion of such preferred stock. However, the description of the terms of the preferred stock to be set forth in an applicable prospectus supplement will not be complete and will be subject to and qualified in its entirety by reference to the certificate of designations or the certificate of amendment to our certificate of incorporation relating to the applicable series of preferred stock, together with our bylaws. The registration statement of which this prospectus forms a part currently does or will in the future include the certificate of designations or the certificate of amendment and our bylaws as exhibits or incorporate them by reference.
          The preferred stock will, if and when issued, be fully paid and non-assessable. The holders of the preferred stock will not have preemptive rights.
Series A Convertible Preferred Stock
          In October 2007, in connection with entering into an amended investment agreement with Hunchun BaoLi Communication Co. Ltd., or BAOLI, our board of directors authorized the designation and issuance of 706,829 shares of our Series A Preferred Stock. On January 8, 2008, the terms of the investment agreement with BAOLI were amended, and we issued to BAOLI and two related purchasers a total of 3,101,361 shares of common stock and 611,523 shares of Series A Preferred Stock. Subject to the terms and conditions of our Series A Preferred Stock and to customary adjustments to the conversion rate, each share of our Series A Preferred Stock is convertible into ten shares of our common stock so long as the number of shares of our common stock beneficially owned by BAOLI following such conversion does not exceed 9.9% of our outstanding common stock. Except for a preference on liquidation of $0.01 per share, each share of Series A Preferred Stock is the economic equivalent of the ten shares of common stock into which it is convertible. Except as required by law, the Series A Preferred Stock will not have any voting rights. For a complete description of the terms of the Series A Preferred Stock, please see the certificate of designations, filed with, and incorporated by reference into, this prospectus.
Anti-Takeover Effects of Certain Provisions of Delaware Law and Our Charter Documents
          The following is a summary of certain provisions of Delaware law, our certificate of incorporation and our bylaws. This summary does not purport to be complete and is qualified in its entirety by reference to the corporate law of Delaware and our certificate of incorporation and bylaws.
          Effect of Delaware Anti-Takeover Statute. We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:
•	prior to that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares of voting stock outstanding (but not the voting stock owned by the interested stockholder) those shares owned by persons who are directors and officers and by excluding employee stock plans in which employee participants do not have the right to determine whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	on or subsequent to that date, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66-2/3% of the outstanding voting stock that is not owned by the interested stockholder.
Section 203 defines “business combination” to include the following:
•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.
          In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation, or who beneficially owns 15% or more of the outstanding voting stock of the corporation at anytime within a three year period immediately prior to the date of determining whether such person is an interested stockholder, and any entity or person affiliated with or controlling or controlled by any of these entities or persons.
          Our Charter Documents. Our charter documents include provisions that may have the effect of discouraging, delaying or preventing a change in control or an unsolicited acquisition proposal that a stockholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by our stockholders. Certain of these provisions are summarized in the following paragraphs.

          Classified Board of Directors. Pursuant to our certificate of incorporation, the number of directors is fixed by our board of directors. Our directors are divided into three classes, each class to serve a three-year term and to consist as nearly as possible of one third of the total number of directors. Pursuant to our bylaws, directors elected by stockholders at an annual meeting of stockholders will be elected by a plurality of all votes cast.
          No Stockholder Action by Written Consent. Our bylaws provide that a special meeting of stockholders may be called only by the chairman of the board, a majority of the entire board of directors or the president. Stockholders are not permitted to call, or to require that the board of directors call, a special meeting of stockholders. Moreover, the business permitted to be conducted at any special meeting of stockholders is limited to the business brought before the meeting pursuant to the notice of the meeting given. In addition, our certificate of incorporation provides that any action taken by our stockholders must be effected at an annual or special meeting of stockholders and may not be taken by written consent instead of a meeting. Our bylaws establish an advance notice procedure for stockholders to nominate candidates for election as directors or to bring other business before meetings of our stockholders.
          Change in Control Agreements. A number of our executives have agreements with us that entitle them to payments in certain circumstances following a change in control.
DESCRIPTION OF WARRANTS
          We may issue warrants for the purchase of preferred stock or common stock. Warrants may be issued independently or together with preferred stock or common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agreement may provide that, in certain circumstances, we and the warrant agent will be permitted to amend the warrant agreement without the consent of the holders of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants. This summary of certain provisions of the warrants is not complete. You should refer to the warrant agreement, including the forms of warrant certificate representing the warrants, relating to the specific warrants being offered for the complete terms of the warrant agreement and the warrants. The warrant agreement, together with the terms of warrant certificate and warrants, will be filed with the SEC in connection with the offering of the specific warrants.
          The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:
•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies (including composite currencies) in which the price of such warrants may be payable;

•	the amount and terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

•	the purchase price of each of the securities purchasable upon exercise of such warrants;

•	the date on which the right to exercise such warrants will commence and the date on which such right shall expire;

•	any provisions for adjustment of the number or amount of securities to be received upon exercise of the warrants or of the exercise price of the warrants;

•	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any; and

•	any other terms of such warrants, including terms, procedures, conditions and limitations relating to the exercise of such warrants.
          The prospectus supplement relating to any warrants to purchase equity securities may also include, if applicable, a discussion of certain U.S. federal income tax and ERISA considerations.
          Warrants for the purchase of preferred stock and/or common stock will be offered and exercisable for U.S. dollars only. Warrants will be issued in registered form only.
          Each warrant will entitle its holder to purchase the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. The applicable prospectus supplement will also describe the circumstances pursuant to which the exercise price and/or the number or amount of the securities to be issued upon exercise of the warrants would be adjusted and the method of making and notifying the holder of any such adjustment.
          After the close of business on the applicable expiration date, unexercised warrants will become void. We will specify the place or places where, and the manner in which, warrants may be exercised in the applicable prospectus supplement.
          Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, issue and deliver the purchased securities in the manner described in the applicable prospectus supplement. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining unexpired warrants.
          Prior to the exercise of any warrants to purchase preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the preferred stock or common stock purchasable upon exercise, including the right to vote or to receive any payments of dividends on the preferred stock or common stock purchasable upon exercise.
PLAN OF DISTRIBUTION
          We may sell the securities being offered hereby in one or more of the following ways from time to time:
•	through agents to the public or to investors;

•	to underwriters for resale to the public or to investors;

•	directly to investors; or

•	through a combination of any of these methods of sale.
We will set forth in a prospectus supplement the terms of that particular offering of securities, including:
•	the name or names of any agents or underwriters;

•	the purchase price of the securities being offered and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges or markets on which such securities may be listed.
          We have been advised by the Financial Industry Regulatory Authority, or FINRA, that the maximum commission or discount to be received by any FINRA member or independent broker-dealer in connection with any sales of securities being offered hereby is 8%.
Agents
          We may designate agents who agree to use their reasonable efforts to solicit purchases of our securities for the period of their appointment or to sell our securities on a continuing basis.
Underwriters
          If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters will be obligated to purchase all the securities of the series offered if they purchase any of the securities of that series. We may change from time to time any initial public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers.
Direct Sales
          We may also sell securities directly to one or more purchasers without using underwriters or agents. Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. To the extent known to us, we will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation.
Derivative Securities
          We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).
Trading Markets and Listing of Securities
          Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is listed on the NASDAQ Capital Market. We may elect to list any other class or series of securities on any exchange or market, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.
Stabilization Activities
          Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of these activities at any time.
Passive Market Making
          Any underwriters who are qualified market makers on the NASDAQ Capital Market may engage in passive market making transactions in the securities on the NASDAQ Capital Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.
Material Relationships
          We may use underwriters, dealers and agents with whom we have a material relationship. To the extent required, we will describe the nature of any such relationship in any prospectus supplement naming any such underwriter, dealer or agent. Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses, and we will include in any prospectus supplement any required disclosure related to such transactions or services. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act.
LEGAL MATTERS
          Certain legal matters relating to the validity of the common stock, preferred stock and warrants offered by this prospectus will be passed upon for us by Manatt, Phelps & Phillips, LLP, Los Angeles, California.
EXPERTS
           The consolidated financial statements of Superconductor Technologies Inc. incorporated in this prospectus by reference to the Annual Report on Form 10-K of Superconductor Technologies Inc. for the year ended December 31, 2010: (i) as of and for the year ended December 31, 2010 have been so incorporated in reliance on the report (which contains an explanatory paragraph related to the company’s ability to continue as a going concern) of Marcum LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting and (ii) as of December 31, 2009 and for the two year period ended December 31, 2009 have been so incorporated in reliance on the report (which contains an explanatory paragraph related to the company’s ability to continue as a going concern) of Stonefield Josephson, Inc., independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
DOCUMENTS INCORPORATED BY REFERENCE
     The SEC allows us to “incorporate by reference” information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and the information that we file later with the SEC will automatically update and supersede this information. The following documents have been previously filed by us with the SEC pursuant to the Exchange Act and are hereby incorporated by reference in this prospectus and the registration statement of which this prospectus forms a part:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 filed with the SEC on March 21, 2011, including portions incorporated by reference therein to our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 7, 2011;

•	our Current Reports on Form 8-K filed with the SEC on February 4, 2011 and February 9, 2011; and

•	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on January 4, 1993.
          Certain Current Reports on Form 8-K dated both prior to and after the date of this prospectus are or will be furnished to the SEC and shall not be deemed “filed” with the SEC and will not be incorporated by reference into this prospectus. However, all other reports and documents filed by us after the date of this prospectus under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the termination of the offering of the securities covered by this prospectus will also be deemed incorporated by reference in this prospectus and considered to be part of this prospectus from the date those documents are filed. If you make a request, orally or in writing, for any information that has been incorporated by reference into this prospectus but not delivered with this prospectus, we will provide you, without charge, a copy of any or all of that information. Requests for this information should be submitted in writing to our Secretary, at our principal executive offices at Superconductor Technologies Inc., 460 Ward Drive, Santa Barbara, California 93111-2310 or by telephone at (805) 690-4500.
          This prospectus is part of a registration statement we have filed with the SEC. You should rely only on the information incorporated by reference or provided in this prospectus, or any prospectus supplement. No one else is authorized to provide you with different information. You should not rely on any other representations. We are not making an offer of these securities in any state where the offer is not permitted. Our affairs may change after this prospectus or any prospectus supplement is distributed. You should not assume that the information in or incorporated by reference into this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents. You should read all information supplementing or incorporated by reference into this prospectus or any prospectus supplement.
WHERE YOU CAN FIND MORE INFORMATION
          We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC also maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC at http://www.sec.gov. In addition, we maintain a web site that contains information about us at http://www.suptech.com. The information contained on or that may be obtained from our website is not, and shall not be deemed to be, a part of this prospectus.
          We have filed with the SEC a registration statement on Form S-3, of which this prospectus is a part, including exhibits, schedules and amendments filed with, or incorporated by reference in, this registration statement, under the Securities Act, with respect to the securities registered thereby. This prospectus does not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our company and the securities registered thereby, reference is made to the registration statement, including the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to in, or incorporated by reference in, this prospectus are not necessarily complete and, where that contract is an exhibit to the registration statement, each statement is qualified in all respects by the exhibit to which the reference relates. Copies of the registration statement, including the exhibits and schedules to the registration statement, may be examined and copied (upon payment of applicable fees) at the SEC’s Public Reference Room at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The registration statement is also available to you on the SEC’s web site, http://www.sec.gov.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
          The following table itemizes the fees and expenses incurred or expected to be incurred by the Registrant in connection with the preparation and filing of this registration statement. All amounts in the table below are estimates, except the Securities and Exchange Commission and Financial Industry Regulatory Authority registration fees. The fees and expenses we will incur in connection with any issuance and distribution of the securities being registered will be included in a Current Report on Form 8-K and incorporated by reference herein.

SEC registration fee	$7,772
FINRA registration fee	8,500
Printing and engraving expenses	5,000
Legal fees and expenses	35,000
Accounting fees and expenses	10,000
Transfer Agent Fees	1,000
Miscellaneous fees	5,000
Total	$72,272

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS
          Section 145 of the Delaware General Corporation Law, or the Delaware Law, provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation — a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. Under Section 145, a corporation shall indemnify an agent of the corporation for expenses actually and reasonably incurred if and to the extent such person was successful on the merits in a proceeding or in defense of any claim, issue or matter therein.
          We may from time to time be subject to Section 2115 of the California Corporations Code, or the California Code, according to which Section 317 of the California Code applies to the indemnification of our officers and directors. Under Section 317 of the California Code, permissible indemnification by a corporation of its officers and directors is substantially the same as permissible indemnification under Section 145 of the Delaware Law, except that (i) permissible indemnification does not cover actions the person reasonably believed were not opposed to the best interests of the corporation, as opposed to those the person believed were in fact in the best interests of the corporation, (ii) the Delaware Law permits advancement of expenses to agents other than officers and directors only upon approval of the board of directors, (iii) in a case of stockholders approval of indemnification, the California Code requires certain minimum votes in favor of such indemnification and excludes the vote of the potentially indemnified person and (iv) the California Code only permits independent counsel to approve indemnification if an independent quorum of directors is not obtainable, while the Delaware Law permits the directors in any circumstances to appoint counsel to undertake such determination.
          Section 145 of the Delaware Law and Section 317 of the California Code provide that they are not exclusive of other indemnification that may be granted by a corporation’s charter, bylaws, disinterested director vote, stockholders vote, agreement or otherwise. The limitation of liability contained in our restated certificate of incorporation, as amended, and the indemnification provision included in our amended and restated bylaws, as amended, are consistent with Delaware Law Sections 102(b)(7) and 145 and California Code Section 317. We have purchased directors and officers liability insurance.

          Section 145 of the Delaware Law authorizes court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. Our restated certificate of incorporation, as amended, and amended and restated bylaws, as amended, provide for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by the Delaware Law. In addition, we have entered into indemnification agreements with our officers and directors.
          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling our company pursuant to such provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is therefore unenforceable.

ITEM 16.	EXHIBITS

EXHIBIT
NUMBER	DESCRIPTION

1.1	Form of Underwriting Agreement (*)

3.1	Restated Certificate of Incorporation of Registrant as amended through March 1, 2006 (1)

3.2	Amended and Restated Bylaws of Registrant (1)

3.3	Amendment of Amended and Restated Bylaws of Registrant (2)

4.1	Certificate of Designations of Series A Convertible Preferred Stock of Registrant (3)

4.2	Certificate of Designations of Series E Convertible Preferred Stock of Registrant (4)

4.3	Certificate of Designations of Preferred Stock (*)

4.4	Form of Common Stock Certificate (5)

4.5	Form of Preferred Stock Certificate (*)

4.6	Form of Warrant Agreement (*)

5.1	Legal Opinion of Manatt, Phelps & Phillips, LLP (6)

23.1	Consent of Manatt, Phelps & Phillips LLP (included in legal opinion filed as Exhibit 5.1)

23.2	Consent of Stonefield Josephson, Inc. (7)

23.3	Consent of Marcum LLP (7)

24.1	Powers of Attorney (6)

(*)	To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference to a current report on Form 8-K in connection with an offering of securities.

(1)	Incorporated by reference from Registrant’s Annual Report on Form 10-K for the year ended December 31, 2009.

(2)	Incorporated by reference from Registrant’s Current Report on Form 8-K filed April 2, 2010.

(3)	Incorporated by reference from Registrant’s Current Report on Form 8-K/A filed February 25, 2008.

(4)	Incorporated by reference from Registrant’s Current Report on Form 8-K filed October 4, 2000.

(5)	Incorporated by reference from Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008.

(6)	Previously filed.

(7)	Filed herewith.

ITEM 17.	UNDERTAKINGS
          The undersigned Registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this Section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
          (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
               (i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
               (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;
          (5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
               (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
               (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

               (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
               (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          Insofar as indemnification for liabilities arising under the Securities Act of 1933, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
          The undersigned Registrant hereby further undertakes that:
               (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
               (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that the Registrant meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Barbara, State of California, on April 11, 2011.

SUPERCONDUCTOR TECHNOLOGIES INC.
By:	/s/ Jeffrey A. Quiram
Jeffrey A. Quiram
President and Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

/s/ Jeffrey A. Quiram Jeffrey A. Quiram	President, Chief Executive Officer and Director (Principal Executive Officer)	April 11, 2011

/s/ William J. Buchanan William J. Buchanan	Chief Financial Officer (Principal Accounting Officer and Principal Financial Officer)	April 11, 2011

* David W. Vellequette	Director	April 11, 2011

* Lynn J. Davis	Director	April 11, 2011

* Dennis J. Horowitz	Director	April 11, 2011

* Martin A. Kaplan	Chairman of the Board	April 11, 2011

* John D. Lockton	Director	April 11, 2011

* By	/s/ William J. Buchanan William J. Buchanan Attorney-in-fact

S-1